AMENDMENT TO TRANSFER AGENCY
                              AND SERVICE AGREEMENT

                             ______________ __, 2006



Boston Financial Data Services, Inc.
1250 Hancock Street
Suite 300N
Quincy, Massachusetts  02169

Dear Ladies and Gentlemen:

                  In accordance with Article 17 of the Transfer Agency and Service Agreement, dated February 1, 2001 (the "Agreement"), between Credit Suisse Capital Funds (the "Trust") and Boston Financial Data Services, Inc. ("BFDS"), the Trust hereby notifies BFDS of the Trust's desire to have BFDS render services as transfer agent under the terms of the Agreement with respect to the Credit Suisse Long-Short Market Neutral Fund, Credit Suisse U.S. Multi-Cap Research Fund and Credit Suisse Total Return Global Fund, each a series of shares of beneficial interest of the Trust.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                     Very truly yours,

                                                     CREDIT SUISSE CAPITAL FUNDS

                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:

Accepted:

BOSTON FINANCIAL DATA SERVICES, INC.


By:
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     Name:
     Title: